Exhibit 99.26

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[LOGO]	www.alliancecapital.com November 15, 2004

Strategic Objectives and Positioning

Lewis A. Sanders
Chief Executive Officer

Firm Positioning Aligned with Clients

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Strategic Objectives and Positioning

Research Excellence:
The Route to Sustaining Investment Success

Research Excellence

Know More		Use Knowledge Better

Research Excellence:
Know More—Creating Informational Advantages

Comprehensive Scope

•                  Global Research Footprint

• Growth • Value • Fixed Income	• Americas • Europe • Asia	• Industry / Company • Economic • Currency

Innovation

•                  Strategic Change

•                  Early-Stage Growth

Improved Accuracy

•                  Advanced Analytical Techniques / Skill Development

•                  Systematic Forecasting Aids

Research Excellence:
Using Knowledge Better—The Mission of Quantitative Methods

Applied Behavioral Finance

•                  Identify Systematic Pricing Anomalies

•                  Improve Timing Tools (When to Buy / When to Sell)

Asset/Liability Modeling

•                  Solve Complex Investment-Planning Problems

•                  Design Specialized Mandates

Global Investment Platforms

•                  Provide More Sources of Alpha

•                  Improve Risk Management

•                  Coherent Global / Local Strategies

•                  Maximize Product Range

Global Investment Platforms:
Maximizes Geographic Range

Global Value	Global Growth

US Value	US Growth

UK Value	UK Growth

Japan Value	Japan Growth

Australian Value	Australian Growth

European Value	European Growth

EAFE Value	EAFE Growth

Growth in Non-US Assets

By Service

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By Client Domicile

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Global Investment Platforms:
Optimized in Style-Blend Form

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Source: MSCI and Alliance Capital

Significance of Style-Blend Services

Total AUM: $487 Bil.

at Sep 30, 2004

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Global Investment Platforms:
Maximizes Return/Risk Range

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Source: Standard & Poor’s and Alliance Capital

Global Investment Platform:
Amplified Return in Hedge-Fund Form

Total Hedge Fund AUM: $3.3 Bil.

at Sep 30, 2004

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Content-Rich Communications:

Fostering Peace of Mind

Centralized Content Generation

Multiple Channels of Distribution

Institutions	Private Clients	Retail Mutual Funds

•                  Help clients make informed (right) choices

•                  Improve client satisfaction and persistency

Optimizing Profitability:

Leveraging Intellectual Capital

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Fiduciary Imperatives

•                  Fair and equitable treatment of all clients

•                  Client interests first

•                  Comply with investment mandates

•                  Abide by all rules and regulations

Promoting a Fiduciary Culture

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The Well-Managed Fiduciary Enterprise

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